UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K/A
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2017

Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

This report amends the Current Report on Form 8-K of Cerner Corporation ("Cerner") filed with the Securities and Exchange Commission on July 10, 2017 (the "Original Filing") in order to disclose the changes to the compensation arrangements with Clifford W. Illig, the Company's Chairman and interim Chief Executive Officer. At the time of the Original Filing, no changes to his compensation arrangements had been negotiated or approved by the Board. Except as described in this Explanatory Note, no other information in the Original Filing is modified or amended hereby.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by Cerner and disclosed in the Original Filing, Mr. Illig has been appointed Chairman and interim Chief Executive Officer ("CEO"). Cerner stated in the Original Filing that there had been no changes to Mr. Illig's compensation at that time.

At the recommendation of Cerner's independent compensation consultant, and in consideration for Mr. Illig's service as Chairman and interim CEO, the Board and the Section 16 Insider Equity and Incentive Compensation Subcommittee (with respect to equity and incentive compensation grants) approved, to be effective August 20, 2017, an annual base salary of $1,000,000 (an increase from his previous $450,000 annual base salary) and a performance-based cash incentive target opportunity under Cerner's Performance-Based Compensation Plan, as amended, of $1,000,000 (with a maximum performance-based cash incentive opportunity of $890,841 for the 2017 fiscal year, which is 165% of the target opportunity calculated using a proration of his previous and new amounts), an increase from his previous $275,000 target opportunity (which included an annual maximum performance-based cash incentive opportunity of $453,750 for the full 2017 fiscal year, also representing 165% of the previous target opportunity). Additionally, Mr. Illig was issued a stock option grant of 50,000 shares with an exercise price equal to the closing fair market value on August 15, 2017, the date of the grant, which vests over a five-year period with 40% vesting at the end of the second year and 20% vesting each year thereafter. Mr. Illig's annual base salary will be reduced to $500,000 and his performance-based cash incentive target opportunity will be reduced to $500,000 when a new CEO is appointed.

There have been no changes to Mr. Illig's existing Employment Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
10.1    Amended and Restated Employment Agreement of Clifford W. Illig dated effective January 1, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: August 17, 2017	By:	/s/ Michael R. Battaglioli
Michael R. Battaglioli, Vice President &
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement of Clifford W. Illig dated effective January 1, 2008